[VERTICAL BAR CHART]


 Market Share for Combined Gas and Electric Utilities in Illinois, Indiana and Bordering States
                           Companies Sorted by Assets

                                              Assets                   Share of   Cumulative
Holding Company                           (millions of $)    Rank        Total       Share

Dominion Resources, Inc.                      17,095          1          13.4%        13.4%
DTE Energy Co.                                14,333          2          11.2%        24.6%
Columbia-NiSource                             14,205          3          11.1%        35.7%
Cinergy Corp.                                 10,650          4           8.3%        44.0%
CMS Energy Corp.                               9,716          5           7.6%        51.6%
Ameren Corp.                                   9,225          6           7.2%        58.8%
Northern States Power Co.                      8,110          7           6.3%        65.2%
Illinova Corp.                                 7,803          8           6.1%        71.3%
Wisconsin Energy Corp.                         5,651          9           4.4%        75.7%
Vectren                                        5,501          10          4.3%        80.0%
Alliant Energy Corp.                           4,756          11          3.7%        83.7%
MidAmerican Energy Holdings Co.                4,371          12          3.4%        87.1%
UtiliCorp United, Inc.                         4,291          13          3.4%        90.5%
LG&E Energy Corp.                              4,056          14          3.2%        93.7%
Combined IPALCO-Cilcorp                        3,575          15          2.8%        96.5%
Minnesota Power, Inc.                          2,089          16          1.6%        98.1%
WPS Resources Corp.                            1,751          17          1.4%        99.5%
Madison Gas & Electric Co.                       657          18          0.5%       100.0%
Mount Carmel Public Utility Co.                   17          19          0.0%       100.0%


Total                                         4,514


 Market Share for Combined Gas and Electric Utilities in Illinois, Indiana and Bordering States
                           Companies Sorted by Revenye

                                             Revenue                   Share of   Cumulative
Holding Company                           (millions of $)    Rank        Total       Share

Dominion Resources, Inc.                       6,135           1         13.3%        13.3%
Cinergy Corp.                                  5,406           2         11.7%        25.0%
DTE Energy Co.                                 4,841           3         10.5%        35.4%
Columbia-NiSource                              4,788           4         10.4%        45.8%
CMS Energy Corp.                               3,649           5          7.9%         7.9%
Ameren Corp.                                   3,403           6          7.4%        61.0%
Northern States Power Co.                      3,087           7          6.7%        67.7%
Wisconsin Energy Corp.                         2,108           8          4.6%        72.3%
Illinova Corp.                                 2,069           9          4.5%        76.7%
Alliant Energy Corp.                           1,888           10         4.1%        80.8%
Vectren                                        1,792           11         3.9%        84.7%
LG&E Energy Corp.                              1,660           12         3.6%        88.3%
MidAmerican Energy Holdings Co.                1,600           13         3.5%        91.8%
Combined IPALCO-Cilcorp                        1,327           14         2.9%        94.6%
UtiliCorp United, Inc.                           978           15         2.1%        96.7%
WPS Resources Corp.                              713           16         1.5%        98.3%
Minnesota Power, Inc.                            524           17         1.1%        99.4%
Madison Gas & Electric Co.                       256           18         0.6%       100.0%
Mount Carmel Public Utility Co.                   12           19         0.0%       100.0%


Total                                          1,506


 Market Share for Combined Gas and Electric Utilities in Illinois, Indiana and Bordering States
                           Companies Sorted by Number of Customers

                                           Customers                   Share of   Cumulative
Holding Company                           (thousands)        Rank        Total       Share

Columbia-NiSource                              3,980           1         13.1%        13.1%
Dominion Resources, Inc.                       3,701           2         12.2%        25.3%
DTE Energy Co.                                 3,249           3         10.7%        36.0%
CMS Energy Corp.                               3,167           4         10.4%        46.5%
Northern States Power Co.                      2,006           5          6.6%        53.1%
Cinergy Corp.                                  1,871           6          6.2%        59.3%
Ameren Corp.                                   1,803           7          5.9%        65.2%
Wisconsin Energy Corp.                         1,523           8          5.0%        70.2%
UtiliCorp United, Inc.                         1,404           9          4.6%        74.9%
Alliant Energy Corp.                           1,287          10          4.2%        79.1%
MidAmerican Energy Holdings Co.                1,270          11          4.2%        83.3%
LG&E Energy Corp.                              1,119          12          3.7%        87.0%
Vectren                                        1,106          13          3.6%        90.6%
Illinova Corp.                                   968          14          3.2%        93.8%
Combined IPALCO-Cilcorp                          820          15          2.7%        96.5%
WPS Resources Corp.                              664          16          2.2%        98.7%
Madison Gas & Electric Co.                       232          17          0.8%        99.5%
Minnesota Power, Inc.                            150          18          0.5%       100.0%
Mount Carmel Public Utility Co.                    9          19          0.0%       100.0%



Total                                         30,328